SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 1, 2010

AMERITYRE CORPORATION

(Exact name of registrant as specified in its charter)

NEVADA	000-50053	87-0535207
(State or other jurisdiction	(Commission File Number)	(IRS Employer ID No.)
of incorporation)

1501 Industrial Road, Boulder City, Nevada  89005

(Address of principal executive office)

Registrant's telephone number, including area code: (702) 294-2689

Copies to:

John C. Thompson, Esq.

John C. Thompson, LLC

1371 East 2100 South, #202

Salt Lake City, Utah 84105

Phone: (801) 363-4854

Fax: (801) 606-2855

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

Our Annual Meeting of Stockholders was held in the Company’s manufacturing plant at 1501 Industrial Road, Boulder City, Nevada 89005, on December 1, 2010, at 10:00 am, Pacific Time. At the Annual Meeting, we:

1. Elected seven directors to serve until the 2011 Annual Meeting of Stockholders; and

2. Ratified the selection of HJ & Associates, LLC as the Company’s independent auditor for the Company’s fiscal year ending June 30, 2011.

The results of the voting were as follows:

1. Directors	For	Against	Withhold	Abstain	Broker Non-votes
Louis M. Haynie	12,456,817	1,187,603	85,971	442,884	10,457,106
Henry D. Moyle	12,777,339	940,150	12,902	442,884	10,457,106
Frank E. Dosal	13,614,989	102,500	12,902	442,884	10,457,106
Silas O. Kines, Jr.	13,614,889	102,600	12,902	442,884	10,457,106
Gary M. Tucker	13,617,389	100,100	12,902	442,884	10,457,106
Timothy L. Ryan	13,617,189	102,300	12,902	442,884	10,457,106
Michael J. Kapral	13,716,789	0	12,902	442,884	10,457,106

2. Ratify HJ & Associates, LLC	24,501,260	68,669	15,870	43,582	0

A total of 24,630,381 shares were represented at the meeting in person or by proxy, or approximately 76.9% of the total 32,043,723 shares eligible to vote.

For more information on Amerityre and the full presentation from the 2010 Annual Shareholders meeting, see the Company’s Current Report on Form 8-K filed with the commission on December 1, 2010, or visit the website at www.amerityre.com

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Dated:  December 7, 2010

AMERITYRE CORPORATION

By: /S/ Michael Kapral

Michael Kapral

CEO and President